UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/30/2010

Apria Healthcare Group Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-168159

Delaware	33-0488566
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

26220 Enterprise Court
Lake Forest, CA 92630
(Address of principal executive offices, including zip code)

949-639-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 30, 2010, the Board of Directors of Apria Healthcare Group Inc. ("Apria" or the "Company") expanded the responsibilities of Daniel E. Greenleaf, currently the President of Apria's home infusion therapy segment, by promoting him to the additional position of Chief Operating Officer, effective immediately. In this capacity, Mr. Greenleaf will serve as leader of Apria's operations and sales functions.
Mr. Greenleaf, age 46, has been with Apria since April of 2008, serving as the President of Apria's home infusion therapy segment, Coram Specialty Infusion Services. From 2005 to 2007, he served as President and Chief Executive Officer of VioQuest Pharmaceuticals, Inc., a New Jersey-based biopharmaceutical company. Prior to his role at VioQuest Pharmaceuticals, Inc., Mr. Greenleaf was President of U.S. Operations for Celltech Biopharmaceuticals, Senior Vice President of Operations for Nabi Pharmaceuticals, and held a variety of increasingly senior roles with Schering-Plough Corporation. Mr. Greenleaf was also a captain and navigator in the United States Air Force and served in Operation Desert Storm.
In connection with Mr. Greenleaf's promotion and expansion of responsibilities, the Company:
-        increased his annual base salary to $580,000, effective immediately;
-        provided him with a one-time bonus of $150,000;
-        guaranteed that his 2010 incentive compensation bonus will be no less than $517,000;
-        increased his maximum potential bonus for future years to 200% of his base salary if maximum achievement levels are reached;
-        granted him 872,193 Class B Units and 290,731 Class C Units of Apria's parent company, Apria Holdings LLC, the terms of which are consistent with the terms of equity units previously granted to the Company's named executive officers (other than the Company's Chief Executive Officer) described in the Company's prospectus filed with the Securities Exchange Commission on August 10, 2010;
-        agreed to pay him a housing allowance of $5,000 per month for a period of six months pending the possible relocation of his principal residence to be proximal to the Company's headquarters in Lake Forest, California; and
-        agreed to amend his employment agreement to provide that, upon the termination of his employment without "cause" or for "good reason" (as such terms are defined in his employment agreement), he will be entitled to receive, subject to his compliance with a noncompetition and nonsolicitation agreement, severance payments in an aggregate amount equal to two times the sum of (i) his annual base salary at the rate in effect at the time of termination, (ii) his target annual bonus, which shall be equal to 100% of such annual base salary and (iii) his annual cost to obtain medical, dental and vision insurance under COBRA. His previous arrangement provided that the bonus component of his severance would be based on the average of his annual bonuses paid or payable with respect to the two most recently completed fiscal years rather than his target annual bonus.
A copy of the press release announcing the promotion of Mr. Greenleaf to Chief Operating Officer is attached as Exhibit 99.1 to this current report and is incorporated herein by this reference.

Item 9.01.    Financial Statements and Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apria Healthcare Group Inc.

Date: December 01, 2010	By:	/s/ Robert S. Holcombe
Robert S. Holcombe
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release